Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and is for informational purposes only. The combined financial information presents the pro forma effects of the following transactions, collectively referred to as the “Transactions” for purposes of this section, and certain other related events as described in Note 1 to the accompanying Notes to the unaudited pro forma condensed combined financial information:

●	The reverse recapitalization of SoundHound, Inc. (“SoundHound”), referred to herein as the “Business Combination,” and the issuance of Archimedes Tech SPAC Partners Co. (“ATSP”) common stock in the PIPE Investment.

As contemplated by the Merger Agreement, dated as of November 15, 2021 (the “Merger Agreement”), by and among ATSP, ATSPC Merger Sub, Inc. (“Merger Sub”), and SoundHound, upon the closing (the “Closing”) of the transactions, Merger Sub would merge with and into SoundHound, with SoundHound surviving the merger as a wholly owned subsidiary of ATSP. In addition, in connection with the consummation of the Business Combination, ATSP will be renamed “SoundHound AI, Inc” (“SoundHound AI”).

The unaudited pro forma condensed combined balance sheet of SoundHound AI as of December 31, 2021 combines the historical audited balance sheet of SoundHound as of December 31, 2021 and the historical audited balance sheet of ATSP as of December 31, 2021, adjusted to give pro forma effect to the Business Combination, the PIPE Investment, and certain other related events related to the Business Combination between SoundHound and ATSP, in each case, as if the Business Combination, the PIPE Investment, and certain other related events had been consummated on December 31, 2021.

The unaudited pro forma condensed combined statement of operations of SoundHound AI for the year ended December 31, 2021 combines the historical audited statement of operations of SoundHound for the year ended December 31, 2021, and the historical audited statement of operations of ATSP for the year ended December 31, 2021, on a pro forma basis as if the Business Combination, the PIPE Investment, and certain other related events, as discussed below, related to the Business Combination between SoundHound and ATSP, in each case, had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following, which are included elsewhere in this Report:

●	the accompanying Notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of ATSP as of and for the year ended December 31, 2021 included in ATSP’s Annual Report on Form 10-K filed with the SEC on March 9, 2022 incorporated herein by reference;

●	the historical audited financial statements of SoundHound as of and for the year ended December 31, 2021, which are included as exhibits to this Report; and

●	other information related to ATSP and SoundHound included in this Report or incorporated herein by reference, including the Merger Agreement and the description of certain terms thereof set forth under “Proposal No. 1 — The Business Combination Proposal”.

The unaudited pro forma combined financial information should also be read together with “ATSP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “SoundHound’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information included elsewhere in this Report.

Business Combination

On November 15, 2021, ATSP, SoundHound and Merger Sub, entered into the Merger Agreement. The Business Combination was completed on April 26, 2022.

Concurrently with the execution of the Merger Agreement, ATSP entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and ATSP agreed to issue and sell to the PIPE Investors, an aggregate of 11,100,000 shares of SoundHound AI common stock at a price of $10.00 per share, for aggregate gross proceeds of $111,000,000 (the “PIPE Investment”).

On April 9, 2022, ATSP entered into a subscription agreement (the “New Subscription Agreement”) with an accredited investor (the “New Subscriber”) pursuant to which the New Subscriber agreed to purchase, and ATSP has agreed to sell, 200,000 shares of SoundHound AI Class A common stock, par value $0.0001 per share, at a purchase price of $10.00 per share for gross proceeds of $2,000,000. With the New Subscription Agreement, the PIPE Investment increased to an aggregate of 11,300,000 shares of Class A common stock and aggregate gross proceeds of $113,000,000.

In connection with the Business Combination, (i) each share of SoundHound capital stock that is owned by ATSP, Merger Sub, or SoundHound immediately prior to the Effective Time will automatically be cancelled and retired without any conversion or consideration, (ii) each issued and outstanding share of SoundHound’s preferred stock will be converted into shares of SoundHound AI common stock, (iii) each share of SoundHound common stock issued and outstanding immediately prior to the Effective Time (other than any such shares of SoundHound capital stock cancelled as described above and any dissenting shares) will be converted into the right to receive a number of shares of SoundHound AI Class A common stock, (iv) if any shares of SoundHound Class B common stock are issued and outstanding, each such share of SoundHound Class B common stock issued and outstanding immediately prior to the Effective Time (other than any such shares of SoundHound common stock cancelled pursuant to above and any dissenting shares) will be converted into the right to receive a number of shares of SoundHound AI Class A common stock, (v) each outstanding option to purchase shares of SoundHound common stock will be converted into an option to purchase shares of SoundHound AI Class A common stock, (vi) each outstanding warrant to purchase shares of SoundHound common stock immediately prior to the Effective Time shall be automatically converted into a warrant to purchase, subject to substantially the same terms and conditions as were applicable under such warrants prior to the Effective Time, shares of SoundHound AI Class A common stock, (vii) any outstanding restricted shares of SoundHound common stock that have not vested as of the Business Combination will have the same continuing vesting periods apply to the Merger Consideration Shares (as defined in the Merger Agreement) issued in exchange for such restricted shares and (viii) each outstanding SoundHound RSU shall be converted into an SoundHound AI RSU, subject to substantially the same terms and conditions as the original SoundHound RSU. Additionally, at the Closing, the SNAP June 2020 Note will convert, in accordance with its terms, into shares of SoundHound Class A common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(in thousands)

	SoundHound (Historical)	ATSP (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Cash	$21,626	$235	$113,000	(A)	$116,532
			133,011	(B)
			(250)	(C)
			(24,376)	(D)
			(127,680)	(G)
			966	(J)
Restricted cash	460	—	(460)	(J)	—
Accounts receivable, net of allowance of $109	2,060	—	—		2,060
Prepaid expenses and other current assets	2,193	98	—		2,291
Debt issuance cost	1,132	—	—		1,132
Total current assets	27,471	333	94,211		122,015
Restricted cash, non current	736	—	(506)	(J)	230
Right-of-use-assets	10,291	—	—		10,291
Marketable securities held in Trust Account	—	133,011	(133,011)	(B)	—
Property and equipment, net	6,155	—	—		6,155
Deferred tax asset	2,169	—	—		2,169
Other assets	2,381	—	(1,264)	(D)	1,117
TOTAL ASSETS	$49,203	$133,344	$(40,570)		$141,977

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(in thousands)

	SoundHound (Historical)	ATSP (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,760	$248	$(248)	(C)	$3,760
Accrued liabilities	7,298	—	(1,136)	(K)	6,162
Due to related party	—	2	(2)	(C)	—
Operating lease liabilities, current portion	3,281	—	—		3,281
Financing lease liabilities, current portion	1,301	—	—		1,301
Income tax liability	2,737	—	—		2,737
Deferred revenue, current portion	6,042	—	—		6,042
Convertible notes, current portion	29,868	—	(15,000)	(E)	525
			(14,343)	(K)
Derivative liability	3,488	—	(3,488)	(K)	—
Note payable, current portion	29,964	—	(29,964)	(E)	—
Total current liabilities	87,739	250	(64,181)		23,808
Operating lease liabilities, net of current portion	8,611	—	—		8,611
Financing lease liabilities, net of current portion	292	—	—		292
Deferred revenue, net of current portion	14,959	—	—		14,959
Derivative and warrant liability	—	248	(248)	(I)	—
Note payable, net of current portion	—	—	29,964	(E)	29,964
Convertible notes, net of current portion	—	—	15,000	(E)	15,000
Other liabilities	1,336	—	—		1,336
Total liabilities	112,937	498	(19,465)		93,970

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(in thousands)

	SoundHound (Historical)	ATSP (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Common stock subject to possible redemption, 13,300,000 shares at redemption value	—	133,011	(127,680)	(G)	—
			(5,331)	(H)

Redeemable convertible preferred stock; $0.0001 par value; 26,316,129 shares authorized; 19,248,537 shares issued and outstanding, liquidation preference of $284,826	279,503	—	(279,503)	(K)	—

Stockholders’ equity
ATSP preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
ATSP common stock, $0.0001 par value; 100,000,000 shares authorized; 4,161,000 shares issued and outstanding (excluding 13,300,000 shares subject to possible redemption)	—	—	—	(K)	—
SoundHound AI Class A common stock, $0.0001 par value; 455,000,000 shares authorized; 156,107,110 shares were issued and outstanding upon the Closing.	—	—	1	(A)	15
			—	(H)
			14	(K)
SoundHound AI Class B common stock, $0.0001 par value; 44,000,000 shares authorized; 40,396,600 shares were issued and outstanding upon the Closing.	—	—	4	(K)	4
SoundHound common stock, $0.0001 par value; 37,729,497 shares authorized; 12,280,051 shares issued and outstanding	1	—	(1)	(K)	—
SoundHound Class B common stock, $0.0001 par value; 7,270,503 shares authorized; 7,270,503 shares issued and outstanding	—	—	1	(F)	—
			(1)	(K)
Additional paid-in capital	43,491	818	112,999	(A)	435,681
			(25,640)	(D)
			963	(F)
			5,331	(H)
			248	(I)
			297,471	(K)

Accumulated deficit	(386,729)	(983)	(964)	(F)	(387,693)
			983	(K)
Total stockholders’ equity	(343,237)	(165)	391,409		48,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,203	$133,344	$(40,570)		$141,977

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share amounts)

	SoundHound (Historical)	ATSP (Historical)	Pro Forma Transaction Accounting Adjustments			Pro Forma Combined
Revenues	$21,197	$—	$			$21,197

Operating expenses
Cost of revenues	6,585	—				6,585
Sales and marketing	4,240	—				4,240
Research and development	59,178	—		560	(CC)	59,738
General and administrative	16,521	1,015		404	(CC)	17,940
Total operating expenses	86,524	1,015		964		88,503

Loss from operations	(65,327)	(1,015)		(964)		(67,306)

Other income (expense), net
Trust interest income	—	11		(11)	(BB)	—
Interest expense	(8,342)	—		2,028	(AA)	(6,314)
Other income (expense), net	(5,415)	23		1,108	(AA)	(4,284)
Total other income (expense), net	(13,757)	34		3,125		(10,598)

Loss before provision for income tax	(79,084)	(981)		2,161		(77,904)

Provision for income tax	456	—				456

Net loss	$(79,540)	$(981)		$2,161		$(78,360)

Deemed dividend related to the exchange of redeemable convertible preferred stock series D-3A for redeemable convertible preferred stock series D-3	—	—				—

Net loss attributable to common stockholders	$(79,540)	$(981)		$2,161		$(78,360)

Net loss per common share, basic and diluted	$(6.57)

Basic and diluted net income per share attributable to common stock subject to redemption		$0.28

Basic and diluted net loss per share attributable to common stock		$(0.99)

Weighted average number of common shares outstanding, basic and diluted						196,503,710

Net loss per common share, basic and diluted						$(0.40)

Note 1 — Description of the Merger

Merger between ATSP and SoundHound — Business Combination

Pursuant to the Merger Agreement, Merger Sub merged with and into SoundHound, and SoundHound was the surviving corporation and a wholly owned subsidiary of SoundHound AI.

The aggregate consideration for the Business Combination paid to holders of SoundHound capital stock includes Merger Consideration Shares is as follows:

in thousands (except share and per share data)
Shares transferred at Closing(1)	196,503,710
Value per Share(2)	$10
Share consideration	$1,965,037

(1)	The number of shares transferred to holders of SoundHound capital stock upon consummation of the Business Combination include (i) 140.1 million SoundHound AI Class A common stock, (ii) 40.4 million SoundHound AI Class B common stock, and (iii) 30.7 million assumed options and RSUs.

(2)	Share consideration is calculated using a $10 reference price. The actual total value of share consideration will be dependent on the value of the common stock at the Closing; however, there is no expected change from any change in the SoundHound AI common stock’s trading price on the pro-forma financial statements as the Business Combination will be accounted for as a reverse recapitalization.

The unaudited pro forma combined information contained herein reflects ATSP’s stockholders approval of the Business Combination on April 26, 2022, and that ATSP’s public stockholders holding 12,767,950 ATSP redeemable common stock elected to redeem their shares prior to the Closing. The following summarizes the pro forma SoundHound AI issued and outstanding immediately after the Business Combination:

Equity Capitalization Summary	Shares	%
SoundHound Stockholders – Class A	140,114,060	71.3%
SoundHound Stockholders – Class B	40,396,600	20.6%
ATSP Public Stockholders – Class A	532,050	0.2%
Initial Stockholders – Class A	3,674,500	1.9%
Representative – Class A	486,500	0.2%
PIPE Investors – Class A	11,300,000	5.8%
Total SoundHound AI Pro Forma Common Stock at the Closing	196,503,710	100.0%

Note 2 – Basis of the Pro Forma Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles, with no goodwill or other intangible assets recorded in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). ATSP will be treated as the “acquired” company for financial reporting purposes and SoundHound has been determined to be the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of SoundHound issuing stock for the net assets of ATSP, accompanied by a recapitalization. The net assets of SoundHound AI will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of SoundHound.

SoundHound has been determined to be the accounting acquirer based on a number of considerations, including but not limited to:

i)	SoundHound’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of SoundHound AI;

ii)	SoundHound will comprise the ongoing operations of SoundHound AI;

iii)	SoundHound’s relevant measures, such as assets, revenues, cash flows and earnings, are higher than ATSP’s; and

iii)	SoundHound’s existing senior management will be the senior management of SoundHound AI.

Management has also determined SoundHound to be the predecessor entity to the Merger Agreement based on the same considerations listed above.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). ATSP has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Report and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers the basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. SoundHound has not had any historical relationship with neither ATSP prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Transactions taken place on December 31, 2021, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the PIPE Investment, and certain other related events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.

Total one-time direct and incremental transaction costs (i.e. “Transaction costs”) incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed balance sheet as a direct reduction to SoundHound AI additional paid-in capital and are assumed to be cash settled.

Note 3 — Accounting Policies

Based on its analysis of SoundHound and ATSP’s policies, SoundHound and ATSP did not identify any differences in accounting policies that would have an impact on the unaudited pro forma condensed combined consolidated information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 4 — Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared for informational purposes only. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 includes Transaction Accounting Adjustments that are directly attributable to the Business Combination, the PIPE Investment, and certain other related events.

ATSP and SoundHound have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2021 are as follows:

(A)	To record proceeds received from the PIPE Investment with the corresponding 11,300,000 shares of SoundHound AI Class A common stock with a par value of $0.0001 per share at a price of $10.00 per share.

(B)	Represents the transfer of marketable securities held in the ATSP trust account to cash.

(C)	Reflects payments of ATSP historical payables at Closing.

(D)	Reflects the settlement of approximately $24.4 million of Business Combination-related transaction costs incurred in connection with the Business Combination. These Business Combination-related transaction costs are in connection with the Closing and related transactions and are deemed to be direct and incremental costs of the Business Combination. The Business Combination-related transactions costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction in cash with a corresponding decrease to additional paid-in-capital, offset by a decrease of $1.3 million in other assets.

(E)	Reflects:

(a)	The reclassification of the SVB March 2021 Note from short-term to long-term, due to the note’s maturity date being extended from April 26, 2022 to March 31, 2025 as a result of the Business Combination.

(b)	The reclassification of the SCI June 2021 Note from short-term to long-term, as the note’s maturity date is being extended from June 26, 2022 to May 31, 2025. Additionally, the SCI June 2021 Note is assumed not to convert upon the Business Combination, as mutual consent between SoundHound and the Note’s agent is required for a conversion.

(F)	Reflects the issuance of 7,270,503 shares of SoundHound Class B Common Stock immediately preceding the Merger and a resulting incremental stock-based compensation charge of $1.0 million.

(G)	Reflects the redemption of 12,767,950 shares of ATSP common stock redeemed for $127.7 million allocated to common stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of approximately $10.00 per share.

(H)	Reflects the reclassification of 532,050 shares of ATSP common stock subject to possible redemption that were not redeemed by holders to permanent equity.

(I)	Reflects the reclassification of ATSP Private Warrants from liability classification to equity classification, giving effect to the amendment to the existing terms of the ATSP Private Warrants to meet equity classification, which is a condition to the Closing, waivable by SoundHound, under the terms of the Merger Agreement.

(J)	Reflects the release of restricted cash due to clause that the restricted amount will be reduced to $0.2 million at Closing.

(K)	Reflects recapitalization of SoundHound through the contribution of the share capital in SoundHound to ATSP, and the issuance of 140,114,060 shares of SoundHound AI Class A common stock and 40,396,600 shares of SoundHound AI Class B common stock, the elimination of the historical accumulated deficit of ATSPs, the accounting acquiree, and the June 2020 Note to shares of SoundHound AI Class A common stock at Closing at price of $8.00 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

(AA)	Represents an adjustment to reduce interest expense by $2.0 million for debt conversion after giving effect to the Merger as if it had occurred on January 1, 2021.

(BB)	Represents an adjustment to eliminate interest income held in the trust account as of the beginning of the year.

(CC)	Represents the non-recurring incremental stock-based compensation recorded due to the issuance of SoundHound Class B common stock to the SoundHound founders in exchange for SoundHound common stock.

Note 5 — Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, the PIPE Investment, and certain other related events, assuming such additional shares were outstanding since January 1, 2021. As the Business Combination, the PIPE Investment, and certain other related events are being reflected as if they had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination, the PIPE Investment, and certain other related events have been outstanding for the entire periods presented.

The unaudited pro forma combined financial information for the year ended December 31, 2021 has been prepared based on the following information:

For the year ended December 31, 2021
(in thousands, except share and per share data)	Pro Forma Combined
Numerator:
Pro forma net loss	$(78,360)

Denominator:
Weighted average shares of SoundHound AI common stock outstanding – basic and diluted	196,503,710
Net loss per share– basic and diluted	$(0.40)

Weighted average shares of SoundHound AI common stock outstanding – basic and diluted
SoundHound Stockholders – Class A	140,114,060
SoundHound Stockholders – Class B	40,396,600
ATSP Public Stockholders – Class A	532,050
Initial Stockholders – Class A	3,674,500
Representative – Class A	486,500
PIPE Investors – Class A	11,300,000
Weighted average shares of SoundHound AI common stock outstanding – basic and diluted	196,503,710

(1)	For the purposes of calculating diluted earnings per share, all outstanding SoundHound Warrants, SoundHound Options, and ATSP Warrants should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.